MERLIN SOFTWARE TECHNOLOGIES INTERNATIONAL INC.
                   (formerly AUSTIN LAND & DEVELOPMENT, INC.)
                        c/o 3675 Pecos-McLeod, Suite 1400
                               Las Vegas, NV 89121

January  14,  2000

The  Undersigned  Shareholders  of
Merlin  Software  Technologies  Inc.
Suite  420  -  6450  Roberts  Street
Burnaby,  B.C.
V5G  4B1

Dear  Sirs:

Re: Purchase by Merlin Software Technologies International Inc. (formerly Austin Land & Development, Inc.)(the "Purchaser") of 7,900,000 common shares (the "Shares") in the capital of Merlin Software Technologies Inc. (the "Company"), being all of the issued and outstanding common shares of the
Company, carrying on the business of computer software development from the Vendors listed below (the "Principal Vendors") and other Shareholders of the
Company  (collectively  with  the  Principal  Vendors,  the  "Vendors")
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          We  are  writing  to  confirm  the terms and conditions upon which the
Vendors will sell, transfer and assign to the Purchaser and the Purchaser agrees to purchase from the Vendors, free and clear from all liens, charges and encumbrances, the Shares.

          The basic terms and conditions of such purchase and sale are as follows:

1. The Vendors will sell, transfer and assign to the Purchaser and the Purchaser will purchase from the Principal Vendors and all other Vendors, free and clear from all liens, charges and encumbrances (other than as approved in writing by the Purchaser), the Shares.

2. The closing of the purchase and sale of the Shares between the Vendors and the Purchaser will take place on February 28, 2000 or such other date as may be agreed to by the parties hereto (the "Closing Date"). The closing may take place by exchange of the appropriate solicitor's undertakings, which will involve each party's solicitors delivering to his or her counterpart all required consideration and documentation, to be held in trust and not released until all required closing deliveries have been made and all conditions to

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closing have been satisfied or waived by the party which has the benefit of such conditions.

3. The Purchase price ("Purchase Price") for the Shares will be the payment on the Closing Date of 7,900,000 shares in the capital of the Purchaser at a deemed price of $_____ (U.S.) per share (the "Purchase Shares") (one Purchase Share for each Share). The Vendors acknowledges that the Purchase Shares will have such hold periods as are required under applicable securities laws, which to the knowledge of the Purchaser is one (1) year in the United States, unless any of the Vendors is an "affiliate" of the Purchaser, as that term is defined under U.S. securities laws. Affiliates have additional restrictions. Canadian residents may require an exemption order to resell their Purchase Shares. The Purchase Shares will be issued from treasury as fully paid and non-assessable shares in the capital of the Purchaser and shall be free and clear of all liens, charges and encumbrances. The Purchase Shares will be exchanged for the Shares.

4. The Purchaser will co-operate with the Vendors resident in the U.S. and Canada to file such elections under U.S. and Canadian tax laws so that the sale of the Shares can be made on a tax deferred roll-over basis, if reasonably available.

5. The Purchaser's obligation to complete the purchase and sale of the Shares is subject to the following conditions precedent which are to be satisfied, as applicable, on or before the Closing Date:

(a) the Purchaser obtaining the consent from any parties from whom consent to the exchange of the Shares is required;

(b) the Purchaser having reviewed and approved every material contract which is or will be in force respecting the Company or related companies;

(c) the Purchaser and its solicitors having had a reasonable opportunity to approve of all documentation in connection with the sale of the Shares from the Vendors;

(d) the Vendors executing a share for share exchange agreement (the "Share Exchange Agreement") as presented by the Vendors' solicitors and agreed to by the Purchaser, and tendering their Shares in exchange for their pro rata portion of the Purchase Shares; and

(e) the Company's Board of Directors approving the Share Exchange Agreement and obtaining the approval of the necessary majority of the Vendors.

6. The conditions set forth in Clause 5 of this Agreement are for the exclusive benefit of the Purchaser and may be unilaterally waived by the Purchaser in whole or in part at any time.

7. The Vendors' obligation to complete the purchase and sale of the Shares is subject to the following conditions precedent which are to be satisfied, as applicable, on or before the Closing Date:

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(a)     the  Vendors and their solicitors having had a reasonable opportunity to approve of all documentation in connection with the transactions contemplated herein;

(b) the Vendors and their solicitors having had a reasonable opportunity to perform searches and other due diligence reasonable or customary in a transaction of a similar nature to that contemplated herein and that both the Vendors and their solicitors are satisfied with the results of such due diligence;

(c) the representations and warranties of the Purchaser shall have been true at the time made and shall be true as at the Closing Date;

(d) the Purchaser delivering statutory declarations, as at the Closing Date, in a form satisfactory to the Company, the Principal Vendors and their respective solicitors; and

(e) there shall have been no adverse material change in the business, operations or affairs, financial or otherwise, of the Purchaser since the date of this Agreement.

8. The conditions set forth in Clause 7 of this Agreement are for the exclusive benefit of the Vendors and may be unilaterally waived by the Vendors in whole or in part at any time.

9. On or before the Closing Date, the Purchaser will adopt a stock option plan ("Plan") and issue, pursuant to the Plan, 2,000,000 stock options (the "Options") to acquire common shares in the capital of the Purchaser at an exercise price of not less than $1.00 per common share. The Options will be available for current and new employees and will be issued to an administrator of the Plan as determined by the Company's directors. The Options will be distributed at the discretion of the board of directors of the Purchaser.

10. Before the Closing Date, the parties will prepare and execute formal and comprehensive agreements containing representations and warranties and other terms reasonable and customary in transactions of a similar nature to those contemplated herein as prepared by the Vendors' and the Company's solicitors.

11. Provided that the conditions precedent to this Agreement have been fulfilled, the following will take place on the Closing Date:

(a) the Principal Vendors will indemnify and hold the Purchaser harmless from any liabilities relating to the Shares and the Company accruing up to and including the day before the Closing Date and in particular, will ensure that the Company has paid all wages, holiday pay, income tax, Pension Plan, Unemployment Insurance and other compensation payable to or related to the employees; and

(b) the Purchaser will indemnify and hold the Principal Vendors harmless from all liabilities relating to the Shares and the Company from and after the Closing Date and in particular, will ensure that the Company has paid all wages, holiday pay, income tax, Pension Plan, Unemployment Insurance and other compensation payable to or related to the employees.

12. At the Closing Date, the Vendors will transfer the Shares to the Purchaser free from any outstanding liens, charges, claims or encumbrances (except as approved by the Purchaser) and execute all such documents as the Purchaser's solicitors may require in order to effect such transfer. At the Closing Date, the Purchaser shall issue the Purchase Shares to the Vendors and all other shareholders of the Company pro rata in proportion to the number of shares each such shareholder held in the capital of the Company, as fully-paid and non-assessable shares free and clear of all liens, charges, claims or encumbrances.

13. Each party will exercise all reasonable efforts and diligence and will act honestly and in good faith to cause the conditions specified herein to be met as soon as practicable.

14. The Principal Vendors represent and warrant to the Purchaser as of the date hereof and on the Closing Date that:

(a) the Principal Vendors have good and marketable title to their Shares, free from any encumbrances or claims, except as may be listed and approved by the Purchaser;

(b) the Principal Vendors own an aggregate of 4,000,000 common shares in the capital of the Company;

(c) as at January 1, 2000, the authorized capital of the Company consists of 50,000,000 common shares with par value of $0.001 per common share and 1,000,000 preferred shares with a par value of $0.01 per preferred share;

(d) as at January 1, 2000, 7,900,000 common shares and no preferred shares were issued and outstanding;

(e) the Board of Directors of the Company has approved this Agreement, and the Principal Vendors have the authority to execute this Agreement on behalf of the Company, and to bind the Company by their signatures;

(f) no person, firm, corporation or other entity has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option to purchase or otherwise acquire any of the Shares, or any other common or preferred shares in the capital of the Company;

(g) the Principal Vendors have disclosed to the Purchaser all liabilities and potential liabilities of the Company of which they are aware;

(h) all of the assets of the Company are in good working order and to the best of the Principal Vendors' knowledge contain no latent defects;

(i) the Principal Vendors are not aware of and have not failed to disclose to the Purchaser any change, event or circumstance which would adversely affect the Shares or assets of the Company or the prospects, operation or condition of the

Company or which would reasonably be considered to reduce the value of the Shares to the Purchaser;

(j) the Principal Vendors have not made any untrue statement to the Purchaser and have not failed to state a material fact that is required to be stated or that is necessary to prevent a statement that is made from being false or misleading in the circumstances in which it was made;

(k) the Principal Vendors have disclosed all contracts, engagements and commitments, whether oral or written, relating to the Company;

(l) all licences, permits, approvals, consents, certificates, registrations and authorizations required in the ordinary course of the Company's business or in the use of the assets of the Company have been obtained and are in good standing and are not terminable on the basis of a transfer in ownership of the Shares; and

(m) the Principal Vendors will us their best efforts to have all of the Vendors agree to the transaction contemplated in this Agreement and to tender their Shares in exchange for their pro rata portion of the Purchase Shares;

15. The Purchaser represents and warrants to the Vendors as of the date hereof and on the Closing Date that:

(a) the Purchaser has filed with all applicable securities and regulatory authorities (including exchanges and markets) all information and documents required to be filed with such authorities (the "Public Record") and the statements set forth in the Public Record are true, correct and complete and do not contain any misrepresentation as of the date made and the Purchaser has not filed any confidential material change reports or similar reports;

(b) all alterations, if any, to the Articles of Incorporation of the Purchaser (or its predecessors) have been duly approved by the shareholders of the Purchaser;

(c) the corporate records of the Purchaser, as required to be maintained by it under its statute of incorporation and constating documents, are accurate, complete and current in all material respects and all material transactions of the Purchaser have been properly and promptly recorded on its books or filed with its records;

(d) the last audited financial statements of the Purchaser for the period ended September 30, 1999 (the "Financial Statements") are true and correct in every material respect and have been prepared in accordance with generally accepted accounting principles and fairly reflect the financial position of the Purchaser as at the date of such Financial Statements;

(e) there has not been any adverse material change in the business, operations or affairs, financial or otherwise, of the Purchaser since September 30, 1999, being the date of the Financial Statements of the Purchaser;

(f) the Purchaser does not have any liability, due or accruing, contingent or absolute, and is not directly or indirectly subject to any guarantee, indemnity or other contingent or indirect obligation with respect to the obligation of any other person or company not shown or reflected in the Financial Statements;

(g) after the date of the Financial Statements, the Purchaser has not engaged in any transaction or made any disbursement or assumed or incurred any liability or obligation or made any commitment, including without limitation, any forward purchase commitment or similar obligation, to make any expenditure which would materially affect its financial condition;

(h) the Purchaser has disclosed to the Principal Vendors all liabilities and potential liabilities of the Purchaser;

(i) the Purchase Shares when issued will be issued as fully paid and non-assessable shares free and clear of all liens, charges, claims or encumbrances;

(j) the Purchaser has been approved for, is currently and will be, as of the Closing Date, trading on the National Association of Securities Dealers Inc. Over-the-Counter Bulletin Board;

(k) as at January 1, 2000, the authorized capital of the Purchaser consists of 50,000,000 common shares with par value of $0.001 per common share;

(l) as at January 1, 2000, 6,000,000 common shares in the capital of the Purchaser were issued and outstanding;

(m) no person, firm, corporation or other entity has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option to purchase or otherwise acquire any of the common shares in the capital of the Purchaser;

(n) the Purchaser is not aware of and has not failed to disclose to the Principal Vendors any change, event or circumstance which would adversely affect the Purchaser's common shares or the prospects, operation or condition of the Purchaser or which would reasonably be considered to reduce the value of the Purchaser's common shares;

(o) the Purchaser has not made any untrue statement to the Principal Vendors and has not failed to state a material fact that is required to be stated or that is necessary to prevent a statement that is made from being false or misleading in the circumstances in which it was made;

(p) the Purchaser has disclosed all contracts, engagements and commitments, whether oral or written, relating to the Purchaser;

(q) all licences, permits, approvals, consents, certificates, registrations and authorizations required for the Purchaser have been obtained and are in good standing; and

(r) the Purchaser may terminate its current business obligations with no liability or obligations accruing.

16. The Vendors acknowledge that the Purchaser is a company with no substantive business operations, other than as described in the Purchaser's Form 10-SB filed with the Securities and Exchange Commission.

17. Each party will execute all other documents and perform and do all such other acts and deeds as and when the same may be required to carry out the terms and intent of this letter.

18. This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. This Agreement may not be assigned by any party without the prior written consent of the others.

19. This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

20. Each party will be responsible for its own legal and other professional fees in connection with the purchase and sale of the Shares.

21. This Agreement is intended to be a binding agreement between the parties subject to the terms and conditions hereof.

22. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada and the laws of the United States applicable therein.

          Enclosed is our cheque in the amount of $10.00. If you agree to the above terms, kindly retain the cheque, sign two copies of this letter signifying your approval and acceptance and return one fully executed letter to us at your earliest convenience. This offer is open for acceptance until January 15, 2000.

Yours  truly,

Merlin Software Technologies International Inc. (formerly Austin Land & Development, Inc.)

Per:  /s/ signed
     Authorized  Signatory

The undersigned hereby agree to the foregoing terms of purchase and sale this day of January, 2000.

/s/ Robert Heller
Robert  Heller

/s/ Gary Heller
Gary  Heller

/s/ Shelley Montgomery
Shelley  Montgomery